PROXY CARD	ANCHOR SERIES TRUST AND SUNAMERICA SERIES TRUST
JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 27, 2021
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of the Portfolio(s) listed below, each a series of Anchor Series Trust or SunAmerica Series Trust, each a Massachusetts business trust, hereby appoints Gregory N. Bressler, Louis O. Ducote, Kathleen D. Fuentes, Edward J. Gizzi, Christopher J. Tafone and Jennifer M. Rogers and each of them, the attorneys and proxies for the undersigned, with full power of substitution in each of them, to vote, as indicated herein, all of the shares of the Portfolio(s) which the undersigned is entitled to vote as of the close of business on August 3, 2021, at a Joint Special Meeting of Shareholders (the “Special Meeting”) to be held on Wednesday, October 27, 2021 at 4:00 p.m. (Eastern Time), and any and all adjournments and postponements thereof, with all powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal(s), as more fully described in the Proxy Statement for the Special Meeting. The Special Meeting will be held in virtual meeting format only. Shareholders must register in advance to attend and participate in the Special Meeting by sending a request to shareholdermeetings@computershare.com. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the accompanying Proxy Statement, the terms of which are incorporated herein by reference, and hereby revokes any proxy previously given.

The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned shareholder. If no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” the Proposal(s). The above-named proxies will use their discretion to vote for any other matter as may properly come before the Special Meeting or any postponements or adjournments thereof.

PLEASE VOTE, SIGN, AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

AIG_32202_062421

PORTFOLIOS	PORTFOLIOS	PORTFOLIOS
SA Columbia Technology Portfolio	SA Wellington Capital Appreciation Portfolio	SA PGI Asset Allocation Portfolio
SA Wellington Government and Quality Bond Portfolio	SA Wellington Strategic Multi-Asset Portfolio	SA WellsCap Aggressive Growth Portfolio

VOTING OPTIONS

Read your proxy statement and have it at hand when voting.

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The Board of Trustees recommends that you vote “FOR” the Proposals.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:    ☒

Proposals

1a.

To approve an Agreement and Plan of Reorganization relating to the SA Columbia Technology Portfolio, a series of SunAmerica Series Trust, pursuant to which the SA Columbia Technology Portfolio will transfer all of its assets to the SA Wellington Capital Appreciation Portfolio (the “Acquiring SA Wellington Capital Appreciation Portfolio”), a newly created series of SunAmerica Series Trust, in exchange for the assumption by the Acquiring SA Wellington Capital Appreciation Portfolio of all of the liabilities of the SA Columbia Technology Portfolio and Class 1, Class 2, and Class 3 shares of the Acquiring SA Wellington Capital Appreciation Portfolio, which shares will be distributed by the SA Columbia Technology Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA Columbia Technology Portfolio	☐	☐	☐

1b.

To approve an Agreement and Plan of Reorganization relating to the SA Wellington Capital Appreciation Portfolio (the “Target SA Wellington Capital Appreciation Portfolio”), a series of Anchor Series Trust, pursuant to which the Target SA Wellington Capital Appreciation Portfolio will transfer all of its assets to the Acquiring SA Wellington Capital Appreciation Portfolio, a newly created series of SunAmerica Series Trust, in exchange for the assumption by the Acquiring SA Wellington Capital Appreciation Portfolio of all of the liabilities of the Target SA Wellington Capital Appreciation Portfolio and Class 1, Class 2, and Class 3 shares of the Acquiring SA Wellington Capital Appreciation Portfolio, which shares will be distributed by the Target SA Wellington Capital Appreciation Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA Wellington Capital Appreciation Portfolio	☐	☐	☐

1c.

To approve an Agreement and Plan of Reorganization relating to the SA PGI Asset Allocation Portfolio, a series of Anchor Series Trust, pursuant to which the SA PGI Asset Allocation Portfolio will transfer all of its assets to the SA JPMorgan Diversified Balanced Portfolio, a series of SunAmerica Series Trust, in exchange for the assumption by the SA JPMorgan Diversified Balanced Portfolio of all of the liabilities of the SA PGI Asset Allocation Portfolio and Class 1, Class 2, and Class 3 shares of the SA JPMorgan Diversified Balanced Portfolio, which shares will be distributed by the SA PGI Asset Allocation Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA PGI Asset Allocation Portfolio	☐	☐	☐

1d.

To approve an Agreement and Plan of Reorganization relating to the SA Wellington Government and Quality Bond Portfolio (the “Target SA Wellington Government and Quality Bond Portfolio”), a series of Anchor Series Trust, pursuant to which the Target SA Wellington Government and Quality Bond Portfolio will transfer all of its assets to the SA Wellington Government and Quality Bond Portfolio (the “Acquiring SA Wellington Government and Quality Bond Portfolio”), a newly created series of SunAmerica Series Trust, in exchange for the assumption by the Acquiring SA Wellington Government and Quality Bond Portfolio of all of the liabilities of the Target SA Wellington Government and Quality Bond Portfolio and Class 1, Class 2, and Class 3 shares of the Acquiring SA Wellington Government and Quality Bond Portfolio, which shares will be distributed by the Target SA Wellington Government and Quality Bond Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA Wellington Government and Quality Bond Portfolio	☐	☐	☐

1e.

To approve an Agreement and Plan of Reorganization relating to the SA Wellington Strategic Multi-Asset Portfolio (the “Target SA Wellington Strategic Multi-Asset Portfolio”), a series of Anchor Series Trust, pursuant to which the Target SA Wellington Strategic Multi-Asset Portfolio will transfer all of its assets to the SA Wellington Strategic Multi-Asset Portfolio (the “Acquiring SA Wellington Strategic Multi-Asset Portfolio”), a newly created series of SunAmerica Series Trust, in exchange for the assumption by the Acquiring SA Wellington Strategic Multi-Asset Portfolio of all of the liabilities of the Target SA Wellington Strategic Multi-Asset Portfolio and Class 1 and Class 3 shares of the Acquiring SA Wellington Strategic Multi-Asset Portfolio, which shares will be distributed by the Target SA Wellington Strategic Multi-Asset Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA Wellington Strategic Multi-Asset Portfolio	☐	☐	☐

1f.

To approve an Agreement and Plan of Reorganization relating to the SA WellsCap Aggressive Growth Portfolio, a series of SunAmerica Series Trust, pursuant to which the SA WellsCap Aggressive Growth Portfolio will transfer all of its assets to the SA JPMorgan Mid-Cap Growth Portfolio, a series of SunAmerica Series Trust, in exchange for the assumption by the SA JPMorgan Mid-Cap Growth Portfolio of all of the liabilities of the SA WellsCap Aggressive Growth Portfolio and Class 1, Class 2, and Class 3 shares of the SA JPMorgan Mid-Cap Growth Portfolio, which shares will be distributed by the SA WellsCap Aggressive Growth Portfolio to the holders of its shares in complete liquidation thereof.

	FOR	AGAINST	ABSTAIN
SA WellsCap Aggressive Growth Portfolio	☐	☐	☐

2	To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Joint Special Meeting of Shareholders to Be Held on October 27, 2021.

The Notice and Proxy Statement for this Joint Special Meeting are available at:

https://www.proxy-direct.com/aig-32202

Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below
Note:

Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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